CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard World Funds of our reports dated October 13, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Extended Duration Treasury Index Fund, Vanguard FTSE Social Index Fund, Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Energy Index Fund, Vanguard Financials Index Fund, Vanguard Health Care Index Fund, Vanguard Industrials Index Fund, Vanguard Information Technology Index Fund, Vanguard Materials Index Fund, Vanguard Telecommunication Services Index Fund, Vanguard Utilities Index Fund, Vanguard Mega Cap Index Fund, Vanguard Mega Cap Value Index Fund and Vanguard Mega Cap Growth Index Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2017, and of our reports dated October 17, 2017, relating to the financial statements and financial highlights, which appear in Vanguard U.S. Growth Fund and Vanguard International Growth Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 19, 2017